FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com
KLA CORPORATION REPORTS FISCAL 2020 FOURTH QUARTER RESULTS AND RAISES DIVIDEND LEVEL
•Quarterly revenue of $1.46 billion, GAAP EPS of $2.63 and non-GAAP EPS of $2.73 each finished above the mid-point of guidance;
•Ending quarterly backlog was the second-highest in history, following record ending quarterly backlog in Q3-FY20;
•Record quarterly revenue in EPC businesses including Specialty Semiconductor Process and PCB, Display and Component Inspection;
•KLA’s Board of Directors has approved the 11th consecutive annual dividend increase to $3.60 annually or $0.90 on a quarterly basis. KLA’s dividend payout has grown at a CAGR of approximately 15% since inception

MILPITAS, Calif., August 3, 2020 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2020. KLA reported GAAP net income attributable to KLA of $411 million and GAAP earnings per diluted share attributable to KLA of $2.63 on revenues of $1,460 million for the fourth quarter of fiscal year 2020. For the fiscal year ended June 30, 2020, KLA reported GAAP net income attributable to KLA of $1,217 million and GAAP earnings per diluted share attributable to KLA of $7.70 on revenues of $5,806 million.
“Thanks to the dedication, engagement, and perseverance of our global workforce, KLA delivered strong results in the June 2020 quarter, with revenue and GAAP and non-GAAP EPS each finishing above the mid-point of our guidance ranges, demonstrating strong demand from customers, exceptional execution by our teams, and the enduring strength and resiliency of our Company under today’s extraordinary circumstances,” commented Rick Wallace, President and CEO of KLA Corporation. “KLA’s performance in the June quarter once again highlights how the KLA Operating Model and our long-term Strategic Objectives provide a dependable framework to guide our execution and consistently deliver on our commitments.”

GAAP Results
	Q4 FY 2020	Q3 FY 2020	Q4 FY 2019
Revenues	$1,460 million	$1,424 million	$1,258 million
Net Income Attributable to KLA	$411 million	$78 million	$218 million
Earnings per Diluted Share Attributable to KLA	$2.63	$0.50	$1.35

Non-GAAP Results
	Q4 FY 2020	Q3 FY 2020	Q4 FY 2019
Net Income Attributable to KLA	$426 million	$389 million	$289 million
Earnings per Diluted Share Attributable to KLA	$2.73	$2.47	$1.78

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of recurring stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, goodwill impairment, restructuring, severance and other charges, loss on extinguishment of debt, and certain discrete tax items. KLA will discuss the results for its fiscal year 2020 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
11th Consecutive Annual Increase in Dividend Payment
KLA’s Board of Directors has approved a $0.20 annual dividend increase to $3.60 per year or $0.05 quarterly dividend increase to $0.90 per quarter. KLA’s dividend payout has grown at a CAGR of approximately 15% since inception.

First Quarter Fiscal 2021 Guidance
The following details our guidance for the first quarter of fiscal 2021 ending in September:
•Revenue between $1,405 million to $1,555 million
•GAAP diluted EPS is expected to be in a range of $2.18 to $2.82
•Non-GAAP diluted EPS in a range of $2.42 to $3.06
For additional guidance metrics please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at: www.kla.com.
Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement KLA’s condensed consolidated financial statements presented in accordance with GAAP, KLA provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA’s operating performance and its prospects in the future. Specifically, KLA believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA’s financial performance by excluding certain costs and expenses (benefits) that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.
Note Regarding Forward-Looking Statements:
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding our revenues, GAAP and non-GAAP earnings diluted for the quarter ending September 30, 2020, are subject to risks and uncertainties. For the factors that may cause actual results to differ materially from those projected and anticipated in the forward-looking statements in this release, please refer to KLA’s annual report on Form 10-K for the year ended June 30, 2019, subsequently filed quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, without limitation, the risk factors described therein). Except as otherwise specifically indicated, the information included in this release is as of the date it is delivered. KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2020	June 30, 2019
ASSETS
Cash, cash equivalents and marketable securities	$1,980,472	$1,739,385
Accounts receivable, net	1,107,413	990,113
Inventories	1,310,985	1,262,500
Other current assets	324,675	323,077
Land, property and equipment, net	519,824	448,799
Goodwill	2,045,402	2,211,858
Deferred income taxes, non-current	236,797	206,141
Purchased intangibles, net	1,391,413	1,560,670
Other non-current assets	362,979	265,973
Total assets	$9,279,960	$9,008,516

LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$264,280	$202,416
Deferred system revenue	336,237	282,348
Deferred service revenue	233,493	206,669
Current portion of long-term debt	—	249,999
Other current liabilities	865,776	827,054
Total current liabilities	1,699,786	1,768,486
Non-current liabilities:
Long-term debt	3,469,670	3,173,383
Deferred tax liabilities	660,885	702,285
Deferred service revenue	96,325	98,772
Other non-current liabilities	672,284	587,897
Total liabilities	6,598,950	6,330,823
Stockholders’ equity:
Common stock and capital in excess of par value	2,090,268	2,017,312
Retained earnings	654,930	714,825
Accumulated other comprehensive income (loss)	(79,774)	(73,029)
Total KLA stockholders’ equity	2,665,424	2,659,108
Non-controlling interest in consolidated subsidiary	15,586	18,585
Total stockholders’ equity	2,681,010	2,677,693
Total liabilities and stockholders’ equity	$9,279,960	$9,008,516

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Product	$1,075,104	$917,591	$4,328,725	$3,392,243
Service	384,489	340,844	1,477,699	1,176,661
Total revenues	1,459,593	1,258,435	5,806,424	4,568,904
Costs and expenses:
Costs of revenues	621,544	592,785	2,449,561	1,869,377
Research and development	217,100	206,710	863,864	711,030
Selling, general and administrative	167,791	190,040	734,149	599,124
Goodwill impairment	—	—	256,649	—
Interest expense	40,221	40,517	160,274	124,604
Loss on extinguishment of debt	—	—	22,538	—
Other expense (income), net	7,868	(2,927)	2,678	(31,462)
Income before income taxes	405,069	231,310	1,316,711	1,296,231
Provision for income taxes	(5,246)	13,982	101,686	121,214
Net income	410,315	217,328	1,215,025	1,175,017
Less: Net loss attributable to non-controlling interest	(938)	(517)	(1,760)	(600)
Net income attributable to KLA	$411,253	217,845	$1,216,785	1,175,617
Net income per share attributable to KLA:
Basic	$2.65	$1.36	$7.76	$7.53
Diluted	$2.63	$1.35	$7.70	$7.49
Weighted-average number of shares:
Basic	155,106	160,546	156,797	156,053
Diluted	156,183	161,937	158,005	156,949

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	June 30,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$410,315	$217,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,937	127,886
(Gain) loss on unrealized foreign exchange and other	15,047	(812)
Other impairment charges	10,760	—
Stock-based compensation expense	26,378	28,168
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	10,431	(53,565)
Inventories	(56,609)	13,179
Other assets	(74,986)	(89,691)
Accounts payable	19,905	(3,832)
Deferred system revenue	3,652	51,754
Deferred service revenue	15,205	31,549
Other liabilities	(6,189)	3,497
Net cash provided by operating activities	452,846	325,461
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(11,543)	—
Capital expenditures	(41,790)	(55,846)
Purchases of available-for-sale securities	(233,838)	(78,847)
Proceeds from sale of available-for-sale securities	44,199	16,867
Proceeds from maturity of available-for-sale securities	135,674	146,217
Purchases of trading securities	(41,584)	(18,594)
Proceeds from sale of trading securities	43,061	20,642
Net cash provided by investing activities	(105,821)	30,439
Cash flows from financing activities:
Payments of debt issuance costs	(172)	(2,478)
Proceeds from revolving credit facility, net of costs	200,000	—
Repayment of debt	(175,000)	—
Issuance of common stock	50,349	44,272
Tax withholding payments related equity awards	(5,527)	(6,942)
Common stock repurchases	—	(344,986)
Payment of dividends to stockholders	(132,762)	(121,363)
Payment of dividends to subsidiary's non-controlling interest holders	(1,239)	—
Contingent consideration payable and other, net	2,996	(649)
Net cash used in financing activities	(61,355)	(432,146)
Effect of exchange rate changes on cash and cash equivalents	2,564	77
Net (decrease) increase in cash and cash equivalents	288,234	(76,169)
Cash and cash equivalents at beginning of period	946,175	1,092,163
Cash and cash equivalents at end of period	$1,234,409	$1,015,994
Supplemental cash flow disclosures:
Income taxes paid	$31,865	$15,769
Interest paid	$37,988	$51,544
Non-cash activities:
Contingent consideration payable - financing activities	$(803)	$6,905
Dividends payable - financing activities	$1,400	$7,340
Unsettled common stock repurchase - financing activities	$—	$8,000
Accrued purchase of land, property and equipment - investing activities	$15,843	$6,353

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three months ended		Twelve months ended
(In thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Semiconductor Process Control	$1,156,607	$1,002,544	$4,745,446	$4,080,822
Specialty Semiconductor Process(1)	100,372	66,775	329,700	151,164
PCB, Display and Component Inspection(1)	202,209	184,625	727,451	332,810
Other(1)	397	4,525	3,614	4,676
Total revenues for reportable segments	1,459,585	1,258,469	5,806,211	4,569,472
Corporate allocation and effects of foreign exchange rates	8	(34)	213	(568)
Total revenues	$1,459,593	$1,258,435	$5,806,424	$4,568,904
__________
(1) Revenues in the twelve months ended June 30, 2019 include the contribution from the Orbotech business from the February 20, 2019 acquisition date.

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
(In thousands, except per share amounts)		June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP net income attributable to KLA		$411,253	$78,452	$217,845	$1,216,785	$1,175,617
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	55,937	55,022	102,807	244,715	216,394
Restructuring, severance and other charges	b	4,240	5,432	—	12,458	—
Goodwill impairment	c	—	256,649	—	256,649	—
Loss on extinguishment of debt	d	—	22,538	—	22,538	—
Income tax effect of non-GAAP adjustments	e	(16,027)	(23,604)	(32,930)	(83,402)	(54,643)
Discrete tax items	f	(29,364)	(5,551)	983	(34,915)	(9,406)
Non-GAAP net income attributable to KLA		$426,039	$388,938	$288,705	$1,634,828	$1,327,962
GAAP net income per diluted share attributable to KLA		$2.63	$0.50	$1.35	$7.70	$7.49
Non-GAAP net income per diluted share attributable to KLA		$2.73	$2.47	$1.78	$10.35	$8.46
Shares used in diluted shares calculation		156,183	157,172	161,937	158,005	156,949

Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Goodwill Impairment	Debt Extinguishment Loss	Total pre-tax GAAP to non-GAAP adjustments
Three months ended June 30, 2020
Costs of revenues	$41,446	$534	$—	$—	$41,980
Research and development	—	585	—	—	585
Selling, general and administrative	14,491	1,179	—	—	15,670
Other expense (income), net	—	1,942	—	—	1,942
Total in three months ended June 30, 2020	$55,937	$4,240	$—	$—	$60,177
Three Months Ended March 31, 2020
Costs of revenues	$36,850	$483	$—	$—	$37,333
Research and development	—	685	—	—	685
Selling, general and administrative	18,172	4,264	—	—	22,436
Goodwill impairment	—	—	256,649	—	256,649
Loss on extinguishment of debt	—	—	—	22,538	22,538
Total in three months ended March 31, 2020	$55,022	$5,432	$256,649	$22,538	$339,641
Three Months Ended June 30, 2019
Costs of revenues	$75,805	$—	$—	$—	$75,805
Selling, general and administrative	27,002	—	—	—	27,002
Total in three months ended June 30, 2019	$102,807	$—	$—	$—	$102,807

First Quarter Fiscal 2021 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three months ending September 30, 2020
(In thousands, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$2.18	$2.82
Acquisition-related charges	a	0.33	0.33
Restructuring, severance and other charges	b	0.02	0.02
Income tax effect of non-GAAP adjustments	e	(0.11)	(0.11)
Non-GAAP net income per diluted share attributable to KLA		$2.42	$3.06
Shares used in net income per diluted share calculation		156.6	156.6
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions, primarily Orbotech. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA’s newly acquired and long-held businesses. Management believes that the other acquisition-related expenses are appropriate to be excluded because such costs would not have otherwise been incurred in the periods presented. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, and other exit costs. Management believes excluding these items helps investors compare our operating performance with our results in prior periods.
c.Goodwill impairment includes non-cash expense recognized as a result of KLA’s annual testing for goodwill impairment performed in the third quarter of the fiscal year. The impairment charge resulted from the downward revision of financial outlook for the acquired Orbotech business as well as the impact of elevated risk and macroeconomic slowdown driven by the COVID-19 pandemic. Management believes that it is appropriate to exclude the impairment charge as it is not indicative of ongoing operating results and therefore limits comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Loss on extinguishment of debt includes a pre-tax loss on early extinguishment of the $500 million 4.125% Senior Notes due in November 2021. Management believes it is appropriate to exclude this loss as it is not indicative of ongoing operating results and therefore limits comparability and excluding this loss helps investors compare our operating results with our results in prior periods as well as with performance of other companies.
e.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
f.Discrete tax items in the three and twelve months ended June 30, 2020 include a tax benefit from an internal restructuring and a decrease in deferred tax liability for an unrealized gain on investments held by subsidiaries of the acquired Orbotech business. Discrete tax items in the three and twelve months ended June 30, 2019 include tax impact of and the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (the "Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.